   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1998

                                                  REGISTRATION NO.
                                                                  -------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------


              CMS ENERGY CORPORATION                      CMS ENERGY TRUST II                       CMS ENERGY TRUST III
     (Exact name of registrant as specified in    (Exact name of registrant as specified   (Exact name of registrant as specified
                   its charter)                              in its charter)                          in its charter)
                     MICHIGAN                                   DELAWARE                                  DELAWARE
         (State or other jurisdiction of             (State or other jurisdiction of          (State or other jurisdiction of
          incorporation or organization)             incorporation or organization)            incorporation or organization)
                    38-2726431                                  52-6913761                               TO BE APPLIED FOR
       (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)
               FAIRLANE PLAZA SOUTH                          ALAN M. WRIGHT                            ALAN M. WRIGHT
         330 TOWN CENTER DRIVE, SUITE 1100           SENIOR VICE PRESIDENT AND CHIEF          SENIOR VICE PRESIDENT AND CHIEF
             DEARBORN, MICHIGAN 48126                       FINANCIAL OFFICER                        FINANCIAL OFFICER
                  (313) 436-9200                         CMS ENERGY CORPORATION                    CMS ENERGY CORPORATION
   (Address, including zip code, and telephone            FAIRLANE PLAZA SOUTH                      FAIRLANE PLAZA SOUTH
   number, including, area code, of registrant's  330 TOWN CENTER DRIVE, SUITE 1100          330 TOWN CENTER DRIVE, SUITE 1100
                principal offices)                       DEARBORN, MICHIGAN 48126                  DEARBORN, MICHIGAN 48126
                                                              (313) 436-9200                            (313) 436-9200
                                                    (Name, address, including zip code,       (Name, address, including zip code,
                                                   and telephone number, including area      and telephone number, including area
                                                        code, of agent for service)               code, of agent for service)

                                                      -------------------------


 It is respectfully requested that the Commission send copies of all notices, orders and communications to:




                           MICHAEL D. VAN HEMERT, ESQ.
                            ASSISTANT GENERAL COUNSEL
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                        330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602
                            -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                            -------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]






    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
         TITLE OF EACH CLASS OF                                AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING  REGISTRATION
       SECURITIES TO BE REGISTERED                            REGISTERED(1)(2) PER UNIT(1)(2)(3)    PRICE(1)(2)(3)      FEE(1)(2)

====================================================================================================================================
Common Stock, par value $.01 per share, of CMS Energy
  Corporation..............................................

Class G Common Stock, no par value, of CMS Energy
  Corporation..............................................

Subordinated Debentures of CMS Energy Corporation(4).......

Trust Preferred Securities of CMS Energy Trust II(5).......

Trust Preferred Securities of CMS Energy Trust III(5)......

Guarantee of CMS Energy Corporation with respect to
Trust Preferred Securities of CMS Energy Trust II
and CMS Energy Trust III(6)................................

Stock Purchase Contracts of CMS Energy Corporation(7)......

Stock Purchase Units of CMS Energy Corporation(7)..........

Total......................................................   $1,500,000,000          100%           $1,500,000,000       $417,000
-----
====================================================================================================================================

(1) There are being registered hereunder such presently indeterminate principal amount or number of shares of CMS Energy Corporation Common Stock, Class G Common Stock, Subordinated Debentures, Stock Purchase Contracts and Stock Purchase Units, as well as Trust Preferred Securities of CMS Energy Trust II and CMS Energy Trust III, as may from time to time be issued at indeterminate prices, plus additional shares of CMS Energy Corporation Common Stock into which such Subordinated Debentures or Trust Preferred Securities may be converted.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(3) Exclusive of accrued interest and distributions, if any.
(4) The Subordinated Debentures may be purchased by, and constitute assets of, CMS Energy Trust II or CMS Energy Trust III, and may later be distributed under certain circumstances to holders of Trust Preferred Securities. Additionally, Common Stock may be issued upon conversion of any convertible Subordinated Debentures. In either case, no additional consideration will be received.
(5) The Trust Preferred Securities may be convertible into the Subordinated Debentures, which may be convertible into shares of CMS Energy Corporation Common Stock. In addition, the Trust Preferred Securities may be directly convertible into shares of CMS Energy Corporation Common Stock. Shares of CMS Energy Corporation Common Stock issued upon conversion of the Subordinated Debentures or Trust Preferred Securities will be issued without the payment of additional consideration.
(6) The Registration Statement is deemed to include the obligations of CMS Energy Corporation under the Guarantee (as defined herein) and certain backup undertakings under: (i) the Subordinated Debt Indenture (as defined herein) pursuant to which the Subordinated Debentures will be issued; (ii) the Subordinated Debentures; and (iii) the Declaration of Trust of CMS Energy Trust II and CMS Energy Trust III, including CMS Energy Corporation's obligations under such indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities and the Common Securities of CMS Energy Trust II or CMS Energy Trust III), which taken together provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities. No separate consideration will be received for the Guarantee and such backup undertakings. The Guarantee is not traded separately.
(7) Includes a presently indeterminate number of shares of Common Stock to be issuable by CMS Energy Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by CMS Energy Corporation.

                            -------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998

                             CMS ENERGY CORPORATION
                             CMS ENERGY COMMON STOCK
                              CLASS G COMMON STOCK
                             SUBORDINATED DEBENTURES
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                       AND
                               CMS ENERGY TRUST II
                              CMS ENERGY TRUST III
                           TRUST PREFERRED SECURITIES
       GUARANTEED TO THE EXTENT SET FORTH HEREIN BY CMS ENERGY CORPORATION

                         OFFERING PRICE: $1,500,000,000

                                 ---------------

    We  may offer, from time to time:
          (i)  shares of CMS Energy Common Stock,
         (ii)  shares of Class G Common Stock,
        (iii) unsecured subordinated debt securities consisting of debentures, convertible debentures, notes and other unsecured evidence of indebtedness,
         (iv)  stock purchase contracts to purchase CMS Energy Common Stock, and
          (v) stock purchase units, each representing ownership of a stock purchase contract and unsecured subordinated debt securities or trust preferred securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the CMS Energy Common Stock under the stock purchase contract, or any combination of the above.

    For each type of securities listed above, the amount, price and terms will be determined at or prior to the time of sale.

    CMS Energy Trust II and CMS Energy Trust III, which are Delaware business trusts, may offer trust preferred securities. The trust preferred securities represent preferred undivided beneficial interests in the assets of CMS Energy Trust II and CMS Energy Trust III in amounts, at prices and on terms to be determined at or prior to the time of sale.

    We will provide the specific terms of these securities in an accompanying prospectus supplement or supplements. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

    CMS Energy Common Stock and Class G Common Stock are traded on the New York Stock Exchange under the symbol "CMS". CMS Energy Common Stock and Class G Common Stock sold pursuant to a prospectus supplement or supplements accompanying this prospectus will also be listed for trading on the New York Stock Exchange, subject to official notice of issuance.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

    We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

    This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

                 The date of this prospectus is December     , 1998
                                                         ----

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CMS ENERGY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

    CMS Energy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning CMS Energy's directors and officers, their remuneration, the principal holders of CMS Energy's securities and any material interest of such persons in transactions with CMS Energy is disclosed in proxy statements distributed to shareholders of CMS Energy and filed with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding CMS Energy. The outstanding shares of CMS Energy Common Stock and Class G Common Stock are listed on the New York Stock Exchange ("NYSE") and reports, proxy statements and other information concerning CMS Energy may also be inspected and copied at the offices of such exchange at 20 Broad Street, New York, New York 10005.

    No separate financial statements of the Trusts have been included herein. CMS Energy and the Trusts do not consider that such financial statements would be material to holders of Trust Preferred Securities because the Trust is a newly organized special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "CMS Energy Trusts". Further, CMS Energy believes that financial statements of the Trusts are not material to the holders of the Trust Preferred Securities since CMS Energy will guarantee the Trust Preferred Securities such that the holders of the Trust Preferred Securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-a-vis the assets of CMS Energy as a preferred stockholder of CMS Energy. CMS Energy beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the Trusts (other than the beneficial interests represented by the Trust Preferred Securities). See "CMS Energy Trusts," "Description of Securities -- Trust Preferred Securities" and "Description of Securities -- The Guarantee." In future filings under the Exchange Act, an audited footnote to CMS Energy's annual financial statements will state that the Trusts is wholly-owned by CMS Energy, that the sole assets of the Trusts are the Subordinated Debentures of CMS Energy having a specified aggregate principal amount, and, considered together, the back-up undertakings, including the Guarantee, constitute a full and unconditional guarantee by CMS Energy of the Trusts' obligations under the Trust Preferred Securities issued by the Trusts.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by CMS Energy (File No. 1-9513) with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this prospectus and shall be deemed to be a part hereof:

    (1) CMS Energy's Registration Statement on Form 8-B/A dated November 21,
1996;

    (2) CMS Energy's Annual Report on Form 10-K for the year ended December 31, 1997;

    (3) CMS Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998; and

    (4) CMS Energy's Current Reports on Form 8-K dated June 23, July 30, October 2, and November 3, 1998.


    All documents subsequently filed by CMS Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering made by this prospectus (the "Offering") shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    CMS Energy undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to CMS Energy at its principal executive offices located at Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, Attention: Office of the Secretary, telephone:
(313) 436-9200.

    Certain information contained in this prospectus summarizes, is based upon, or refers to information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

                             CMS ENERGY CORPORATION

    CMS Energy Corporation, a Michigan corporation ("CMS Energy"), incorporated in 1987, is the parent holding company of Consumers Energy Company ("Consumers") and CMS Enterprises Company ("Enterprises"). Consumers, a combination electric and gas utility company serving all 68 counties of Michigan's Lower Peninsula, is the largest subsidiary of CMS Energy. Consumers' customer base includes a mix of residential, commercial and diversified industrial customers, the largest segment of which is the automotive industry. Enterprises is engaged in several domestic and international energy-related businesses including: (i) oil and gas exploration and production; (ii) acquisition, development and operation of independent power production facilities; (iii) energy marketing, services and trading; (iv) storage, transmission and processing of natural gas; and (v) international energy distribution.

    CMS Energy conducts its principal operations through the following six business segments: (i) electric utility operations; (ii) gas utility operations;
(iii) oil and gas exploration and production operations; (iv) independent power production; (v) energy marketing, services and trading; and (vi) storage, transmission and processing of natural gas. Consumers or Consumers' subsidiaries are engaged in two segments: electric operations and gas operations. Consumers' electric and gas businesses are principally regulated utility operations. CMS Energy and its subsidiaries routinely evaluate, invest in, acquire and divest energy-related assets and/or companies both domestically and internationally. Consideration for such transactions may involve the delivery of cash or securities.

    CMS Energy's 1997 consolidated operating revenue was $4.8 billion. This consolidated operating revenue was derived from its electric utility operations (approximately 53%), its gas utility operations (approximately 25%), marketing, services and trading (approximately 14%), independent power production and other non-utility activities (approximately 4%), gas transmission, storage and processing activities (approximately 2%), and oil and gas exploration and production activities (approximately 2%). Consumers' consolidated operations in the electric and gas utility businesses account for the majority of CMS Energy's total assets, revenue and income. The unconsolidated share of non-utility independent power production, gas transmission and storage, marketing services and trading, and international energy distribution revenue for 1997 was $913 million.

    Consumers is a public utility serving gas or electricity to almost six million of Michigan's nine and a half million residents in Michigan's Lower Peninsula. Industries in Consumers' service area include automotive, metal, chemical, food and wood products industries and a diversified group of other industries. Consumers' 1997 consolidated operating revenue of $3.8 billion was derived approximately 67% from its electric utility business, approximately 32% from its gas utility business and approximately 1% from its non-utility business. Consumers' rates and certain other aspects of its business are subject to the jurisdiction of the Michigan Public Service Commission (the "MPSC") and the Federal Energy Regulatory Commission. Consumers' nuclear operations are subject to the jurisdiction of the Nuclear Regulatory Commission.

    CMS Energy and its subsidiaries routinely evaluate, invest in, acquire and divest energy-related assets and/or businesses both domestically and internationally. Consideration for such transactions may involve the delivery of cash or securities.

    The foregoing information concerning CMS Energy and it subsidiaries does not purport to be comprehensive. For additional information concerning CMS Energy and its subsidiaries' business and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, prospective purchasers should refer to the Incorporated Documents. See "Incorporation of Certain Documents by Reference" and "Available Information" above.

    The address of the principal executive offices of CMS Energy is Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126. Its telephone number is (313) 436-9200.

                                CMS ENERGY TRUSTS

    CMS Energy Trust II, and CMS Energy Trust III, statutory business trusts formed under the Delaware Business Trust Act (the "Trust Act") (each, a "Trust" and collectively, the "Trusts") pursuant to: (i) a trust agreement executed by CMS Energy, as sponsor, and the trustees of the Trusts (the "CMS Trustees"); and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") and will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). CMS Energy will directly or indirectly acquire common securities of each Trust (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. Each Trust exists for the exclusive purposes of: (i) issuing the Trust Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Trust; (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures; and (iii) engaging in only those other activities necessary or incidental thereto. Each Trust has a term of approximately 30 years, but may terminate earlier as provided in the Trust Agreement.

     The undivided common beneficial interests in the Trust will be owned by CMS Energy. The proceeds from the offering of the Trust Preferred Securities and the sale of the Common Securities may be contributed by the Trust to purchase from CMS Energy Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation preference of the Trust Preferred Securities, bearing interest at an annual rate equal to the annual distribution rate of such Trust Preferred Securities and having certain redemption terms which correspond to the redemption terms for the Trust Preferred Securities. The Subordinated Debentures will rank subordinate in right of payment to all of CMS Energy's Senior Indebtedness (as defined herein). Distributions on the Trust Preferred Securities may not be made unless the Trust receives corresponding interest payments on the Subordinated Debentures from CMS Energy. CMS Energy will irrevocably guarantee, on a subordinated basis and to the extent set forth therein, with respect to each of the Trust securities, if any, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand. Each of the guarantees will be unsecured and will be subordinate to all Senior Indebtedness of CMS Energy. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement) the Trust may be liquidated and the holders of the Trust Preferred Securities could receive Subordinated Debentures in lieu of any liquidating cash distribution.

    Pursuant to the Trust Agreement, the number of CMS Trustees will initially be three. Two of the CMS Trustees (the "Administrative Trustees") will be persons who are employees or officers of or who are affiliated with CMS Energy. The third trustee will be a financial institution that is unaffiliated with CMS Energy, which trustee will serve as property trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). Initially, The Bank of New York, a New York banking corporation, will be the Property Trustee until removed or replaced by the holder of the Common Securities. For the purpose of compliance with the provisions of the Trust Indenture Act, The Bank of New York will also act as trustee (the "Guarantee Trustee") under the Guarantee and The Bank of New York (Delaware) will act as the Delaware Trustee for the purposes of the Trust Act, until removed or replaced by the holder of the Common Securities. See "Description of Securities -- The Guarantee."

    The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Subordinated Debt Indenture (as defined herein) as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. CMS Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any CMS Trustee and to increase or decrease the number of CMS Trustees; provided, that the number of CMS Trustees shall be at least three, a majority of which shall be Administrative Trustees. CMS Energy will pay all fees and expenses related to the Trusts and the offering of the Trust Securities.

    The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Trust Act and the Trust Indenture Act.

    The trustee in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

The principal place of business of each Trust shall be c/o CMS Energy Corporation, Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126-2712.

                                 USE OF PROCEEDS

The proceeds received by each of the Trusts from the sale of its Trust Preferred Securities or the Common Securities will be invested in the Subordinated Debentures. As will be more specifically set forth in the applicable prospectus supplement, CMS Energy will use such borrowed amounts and the net proceeds from the sale of CMS Energy Common Stock, Class G Common Stock, Stock Purchase Contracts, Stock Purchase Units and any Subordinated Debentures offered hereby for its general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of debt.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred stock dividends for each of the years ended December 31, 1993 through 1997, and for the nine months ended September 30, 1998 are as follows:



                                                   NINE MONTHS ENDED              YEAR ENDED DECEMBER 31,
                                                   SEPTEMBER 30, 1998
                                                 -------------------------------------------------------------------------------
                                                    (UNAUDITED)      1997       1996       1995        1994         1993
                                                                     ----       ----       ----        ----         ----
         Ratio of earnings to fixed charges             1.68         1.78       1.96       1.90        2.07         1.75
         Ratio of  earnings  to  fixed  charges
         and preferred stock dividends                  1.50         1.59       1.75       1.74        1.88         1.68


    For the purpose of computing such ratios, earnings represent net income before income taxes, net interest charges and the estimated interest portion of lease rentals.

                            DESCRIPTION OF SECURITIES

INTRODUCTION

    Specific terms of the shares of Common Stock, par value $.01 per share
("CMS Energy Common Stock"), shares of Class G Common Stock, no par value ("Class G Common Stock"), unsecured subordinated debt securities (the "Subordinated Debentures") consisting of debentures, convertible debentures, notes and other unsecured evidence of indebtedness, Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase CMS Energy Common Stock, Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Subordinated Debentures or Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the CMS Energy Common Stock under the Stock Purchase Contract, or any combination of the foregoing, and trust preferred securities (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust, in respect of which this prospectus is being delivered (collectively, the "Offered Securities"), will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The prospectus supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Subordinated Debentures, the designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time or method of calculating interest payments, the right of CMS Energy, if any, to defer payment or interest on the Subordinated Debentures and the maximum length of such deferral, put options, if any, public offering price, ranking, any listing on a securities exchange and other specific terms of the offering; (ii) in the case of CMS Energy Common Stock or Class G Common Stock, the designation, number of shares, public offering price and other specific terms of the Offering, from the sale thereof; (iii) in the case of Trust Preferred Securities, the designation, number of shares, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange, conversion or sinking fund provisions and any other rights, preferences, privileges, limitations or restrictions relating to a specific series of the Trust Preferred Securities including a description of the Guarantee (as defined herein), as the case may be; and (iv) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Subordinated Debentures, Trust Preferred Securities, or debt obligations of third parties securing the holders obligation to purchase CMS Energy Common Stock and Class G Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

CAPITAL STOCK

    The following summary of certain rights of the holders of CMS Energy capital stock does not purport to be complete and is qualified in its entirety by express reference to the Restated Articles of Incorporation of CMS Energy (the "Articles of Incorporation") and the By-Laws of CMS Energy, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part, and by express reference to the Registration Statement on Form 8-B/A, which is incorporated into this prospectus by reference. See "Incorporation of Certain Documents by Reference" herein.

    The authorized capital stock of CMS Energy consists of 250 million shares of CMS Energy Common Stock, 60 million shares of Class G Common, and 10 million shares of CMS Energy Preferred Stock, $.01 par value ("Preferred Stock"). The CMS Energy Common Stock and the Class G Common Stock are sometimes together referred to herein as the "Common Stock."

COMMON STOCK

    The Class G Common Stock is intended to reflect the separate performance of the gas distribution, storage and transportation businesses conducted by Consumers and Michigan Gas Storage, a subsidiary of Consumers (such businesses, collectively, have been attributed to the "Consumers Gas Group"). The CMS Energy Common Stock is intended to reflect the performance of all businesses of CMS Energy and its subsidiaries, including the businesses of the Consumers Gas Group, except for the interest in the Consumers Gas Group attributable to the outstanding shares of Class G Common Stock.

    DIVIDEND RIGHTS AND POLICY; RESTRICTIONS ON DIVIDENDS

    Dividends on the CMS Energy Common Stock are paid at the discretion of the Board of Directors based primarily upon the earnings and financial condition of CMS Energy, including the Consumers Gas Group, except for the interest in the Consumers Gas Group attributable to the outstanding shares of the Class G Common Stock, and other factors. Dividends are payable out of the assets of CMS Energy legally available therefore, including the Available Class G Dividend Amount (as defined in the Articles of Incorporation).

    Dividends on the Class G Common Stock are paid at the discretion of the Board of Directors based primarily upon the earnings and financial condition of the Consumers Gas Group, and, to a lesser extent, CMS Energy as a whole. Dividends are payable out of the lesser of (i) the assets of CMS Energy legally available therefore and (ii) the Available Class G Dividend Amount. Although the Available Class G Dividend Amount is intended to reflect the amount available for dividends to holders of outstanding Class G Common Stock, it is also legally available for dividends to holders of CMS Energy Common Stock.

    CMS Energy, in the sole discretion of its Board of Directors could pay dividends exclusively to the holders of CMS Energy Common Stock, exclusively to the holders of Class G Common Stock, or to the holders of both of such classes in equal or unequal amounts.

    CMS Energy is a holding company and its assets consist primarily of investments in its subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dependent primarily upon the earnings of its subsidiaries (in particular, Consumers), borrowings and sales of equity. CMS Energy's ability to pay dividends, including dividends on CMS Energy Common Stock and Class G Common Stock, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, loans or advances and repayment of loans and advances from CMS Energy. Accordingly, the ability of CMS Energy to pay dividends on its capital stock will depend on the earnings, financial requirements, contractual restrictions of the subsidiaries of CMS Energy, in particular, Consumers, and other factors. CMS Energy's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on the capital stock of CMS Energy or to make any funds available therefor, whether by dividends, loans or other payments

    Dividends on capital stock of CMS Energy are limited by Michigan law to legally available assets of CMS Energy. Distributions on Common Stock may be subject to the rights of the holders, if any, of the CMS Energy Preferred Stock.

    There are restrictions on CMS Energy's ability to pay dividends contained in certain revolving credit and term loan agreements, the Indenture dated as of September 15, 1992, as amended and supplemented, between CMS Energy and NBD Bank, as Trustee, and the Indenture dated as of January 15, 1994, as amended and supplemented, between CMS Energy and The Chase Manhattan Bank, as Trustee. A discussion of specific restrictions on CMS Energy's ability to pay dividends will be set forth in an accompanying prospectus supplement pursuant to which convertible Subordinated Debentures, convertible Trust Preferred Securities, Stock Purchase Contracts, Stock Purchase Units, CMS Energy Common Stock or Class G Common Stock are offered.

    VOTING RIGHTS

    The holders of CMS Energy Common Stock vote with the holders of Class G Common Stock as a single class, except on matters which would be required by law or the Articles of Incorporation to be voted on by class. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder on each matter voted upon by the shareholders. Such right to vote is not cumulative. A majority of the votes cast by the holders of shares entitled to vote thereon is sufficient for the adoption of any question presented, except that certain provisions of the Articles of Incorporation relating to special shareholder meetings, the removal, indemnification and liability of the Board of Directors and the requirements for amending these provisions may not be amended, altered, changed or repealed unless such amendment, alteration, change or repeal is approved by the affirmative vote of at least 75% of the outstanding shares entitled to vote thereon.

    Under Michigan law, the approval of the holders of a majority of the outstanding shares of a class of Common Stock, voting as a separate class, would be necessary for authorizing, effecting or validating the merger or consolidation of CMS Energy into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of such class of stock, and to authorize any amendment to the Articles of Incorporation that would increase or decrease the aggregate number of authorized shares of such class (except pursuant to Section 303 of the Michigan Business Corporation Act, which, under certain circumstances, would enable the Board of Directors to increase the number of authorized shares to satisfy the exchange features of the Common Stock described below) or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. The Articles of Incorporation also provide that unless the vote or consent of a greater number of shares shall then be required by law, the vote or consent of the holders of a majority of all the shares of either class of Common Stock then outstanding, voting as a separate class, will be necessary for authorizing, effecting or validating the merger or consolidation of CMS Energy into or with any other entity if such merger or consolidation would adversely affect the powers or special rights of such class of Common Stock, either directly by amendment to the Articles of Incorporation or indirectly by requiring the holders of such class to accept or retain, in such merger or consolidation, anything other than (i) shares of such class or (ii) shares of the surviving or resulting corporation, having, in either case, powers and special rights identical to those of such class prior to such merger or consolidation. The effect of these provisions may be to permit the holders of a majority of the outstanding shares of either class of Common Stock to block any such merger or amendment which would adversely affect the powers or special rights of holders of such class of Common Stock.

PREEMPTIVE RIGHTS

    The Articles of Incorporation provide that holders of Common Stock will have no preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or Preferred Stock, bonds, debentures, or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock, or any rights to exchange shares issued for shares to be issued.

    LIQUIDATION RIGHTS

    In the event of the dissolution, liquidation or winding up of CMS Energy, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of CMS Energy and after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts (including any accumulated and unpaid dividends) to which they are entitled, the holders of CMS Energy Common Stock and Class G Common Stock shall be entitled to receive, on a per share basis, the same portion of all of the assets of CMS Energy remaining for distribution to the holders of Common Stock, regardless of whether or not any of such assets were attributed to the Consumers Gas Group. Neither the merger or consolidation of CMS Energy into or with any other corporation, nor the merger or consolidation of any other corporation into or with CMS Energy nor any sale, transfer or lease of all or any part of the assets of CMS Energy, shall be deemed to be a dissolution, liquidation or winding up for the purposes of this provision.

    Because CMS Energy has subsidiaries which have debt obligations and other liabilities of their own, CMS Energy's rights and the rights of its creditors and its stockholders to participate in the distribution of assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to prior claims of the subsidiary's creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary.

    SUBDIVISION OR COMBINATION

    If CMS Energy subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of either Class G Common Stock or CMS Energy Common Stock, the voting and liquidation rights of shares of CMS Energy Common Stock relative to Class G Common Stock will be appropriately adjusted so as to avoid any dilution in aggregate voting or liquidation rights of either class of Common Stock. For example, in case CMS Energy were to effect a two-for-one split of Class G Common Stock, the per share liquidation rights of CMS Energy Common Stock would be multiplied by two in order to avoid dilution in the aggregate liquidation rights of holders of CMS Energy Common Stock and each post-split share of Class G Common Stock would have one-half of a vote on matters voted upon by the Shareholders.

    EXCHANGES

    The Articles of Incorporation do not provide for either the mandatory or optional exchange or redemption of CMS Energy Common Stock but do provide that Class G Common Stock may be exchanged for CMS Energy Common Stock as described in the Registration Statement on Form 8-B/A incorporated by reference herein. CMS Energy cannot predict the impact of the potential for such exchanges on the market prices of CMS Energy Common Stock.

    CMS Energy may exchange the Class G Common Stock for a proportionate number of shares of a subsidiary that holds all the assets and liabilities attributed to the Consumers Gas Group, and no other assets and liabilities. If CMS Energy transfers all or substantially all of the properties and assets attributed to the Consumers Gas Group, CMS Energy is required, subject to certain exceptions and conditions, to exchange each outstanding share of Class G Common Stock for a number of shares of CMS Energy Common Stock having a Fair Market Value (defined in the Articles of Incorporation) equal to 110% of the Fair Market Value of one share of Class G Common Stock.

    CMS Energy may, in the sole discretion of the Board of Directors, at any time, exchange each outstanding share of Class G Common Stock for a number of shares of CMS Energy Common Stock having a Fair Market Value equal to 115% of the Fair Market Value of one share of Class G Common Stock.

    CMS Energy cannot predict the impact of the potential for such exchanges on the market prices of the CMS Energy Common Stock.

    TRANSFER AGENT AND REGISTRAR

    CMS Energy Common Stock and Class G Common Stock are transferable at Consumers Energy Company, 212 W. Michigan Avenue, Jackson, MI 49201. CMS Energy is the registrar and transfer agent for CMS Energy Common Stock and Class G Common Stock.

PREFERRED STOCK

    The authorized Preferred Stock may be issued without the approval of the holders of Common Stock in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, voting rights, if any, and qualifications, limitations or restrictions thereof, as shall be stated in a resolution providing for the issue of any such series adopted by CMS Energy's Board of Directors. The Articles of Incorporation provide that holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of CMS Energy of any class now or hereafter authorized, or any Preferred Stock, bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of capital stock. The future issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of CMS Energy.

PRIMARY SOURCE OF FUNDS OF CMS ENERGY; RESTRICTIONS ON SOURCES OF DIVIDENDS

    The ability of CMS Energy to pay (i) dividends on its capital stock and (ii) its indebtedness, including the Subordinated Debentures, depends and will depend substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers. Consumers' ability to pay dividends on its common stock depends upon its revenues, earnings and other factors. Consumers' revenues and earnings will depend substantially upon rates authorized by the MPSC.

    Consumers' ability to pay dividends is restricted by its First Mortgage Bond Indenture (the "Mortgage Indenture") and its Articles of Incorporation ("Articles"). The Mortgage Indenture provides that Consumers can only pay dividends on its common stock out of retained earnings accumulated subsequent to September 30, 1945, provided that upon such payment, there shall remain of such retained earnings an amount equivalent to any deficiency in maintenance and replacement expenditures as compared with maintenance and replacement requirements since December 31, 1945. Because of restrictions in its Articles and Mortgage Indenture, Consumers was prohibited from paying dividends on its common stock from June 1991 to December 31, 1992. However, as of December 31, 1992, Consumers effected a quasi-reorganization in which Consumers' accumulated deficit of $574 million was eliminated against other paid-in capital. With the accumulated deficit eliminated, Consumers satisfied the requirements under its Mortgage Indenture and resumed paying dividends on its common stock in May 1993.

    Consumers' Articles also provide two restrictions on its payment of dividends on its common stock. First, prior to the payment of any common stock dividend, Consumers must reserve retained earnings after giving effect to such dividend payment of at least (i) $7.50 per share on all then outstanding shares of its preferred stock, (ii) in respect to its Class A Preferred Stock, 7.5% of the aggregate amount established by its Board of Directors to be payable on the shares of each series thereof in the event of involuntary liquidation of Consumers, and (iii) $7.50 per share on all then outstanding shares of all other stock over which its preferred stock and Class A Preferred Stock do not have preference as to the payment of dividends and as to assets. Second, dividend payments during the 12 month period ending with the month the proposed payment is to be paid are limited to: (i) 50% of net income available for the payment of dividends during the base period (hereinafter defined) if the ratio of common stock and surplus to total capitalization and surplus for 12 consecutive calendar months within the 14 calendar months immediately preceding the proposed dividend payment (the "base period"), adjusted to reflect the proposed dividend, is less than 20%; and (ii) 75% of net income available for the payment of dividends during the base period if the ratio of common stock and surplus to total capitalization and surplus for the base period, adjusted to reflect the proposed dividend, is at least 20% but less than 25%.

    In addition, Consumers' Indenture dated January 1, 1996, between Consumers and Bank of New York as Trustee ("Indenture"), and certain Preferred Securities Guarantees by Consumers dated January 23, 1996 and September 11, 1997 (collectively the "Consumers Preferred Securities Guarantees"), in connection with which the 8.36% Trust Preferred Securities of Consumers Power Company Financing 1 and the 8.20% Trust Securities of Consumers Energy Financing II (collectively the "Consumers Trust Preferred Securities") were issued, provide that Consumers shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock if: (i) there shall have occurred any event that would constitute an event of default under the Indenture or the trust agreements pursuant to which the Consumers Trust Preferred Securities were issued, (ii) a default with respect to its payment of any obligations under the Consumers Preferred Securities Guarantees or certain Consumers common stock guarantees, or
(iii) it gives notice of its election to extend the interest payment period on the subordinated notes issued under the Indenture, at any time for up to 20 consecutive quarters provided, however, Consumers may declare and pay stock dividends where the dividend stock is the same stock as that on which the dividend is being paid.

    Consumers' Articles also prohibit the payment of cash dividends on its common stock if Consumers is in arrears on preferred stock dividend payments.

    In addition, Michigan law prohibits payment of a dividend if, after giving it effect, Consumers would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the articles permit otherwise, the amount that would be needed, if Consumers were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Currently, it is Consumers' policy to pay annual dividends equal to 80% of its annual consolidated net income. Consumers' Board of Directors reserves the right to change this policy at any time.

SUBORDINATED DEBENTURES

    The Subordinated Debentures will be issued under an Indenture (the "Subordinated Debt Indenture"), between CMS Energy and The Bank of New York as Trustee (the "Subordinated Debt Trustee"). The descriptions of the provisions of the Subordinated Debentures and the Subordinated Debt Indenture contained herein are brief summaries of such provisions and do not purport to be complete. The form of the Subordinated Debt Indenture is filed as an exhibit to the Registration Statement of which this prospectus is a part, and reference is made thereto for the respective definitive provisions of such Indenture. The descriptions herein are qualified in their entirety by such reference. Certain capitalized terms used herein shall have the meanings respectively set forth in the Subordinated Debt Indenture. Section references below are references to sections of the Subordinated Debt Indenture.

    GENERAL

    CMS Energy will offer under this prospectus unsecured Subordinated Debentures. The Subordinated Debt Indenture does not limit the aggregate principal amount of Subordinated Debentures which may be issued thereunder. Subordinated Debentures may be issued under the Subordinated Debt Indenture from time to time in one or more series. The Subordinated Debentures shall mature on a date not less than nine months nor more than 40 years after the date of issuance. (Section 2.3) Capitalized terms used in this section "Subordinated Debentures" and not otherwise specifically defined in this prospectus shall have the meanings respectively set forth in the Subordinated Debt Indenture. The terms of any Subordinated Debentures may or may not restrict the issuance by CMS Energy or its subsidiaries of additional indebtedness which is secured, unsecured, senior, pari passu or subordinated to such Subordinated Debentures.

    CMS Energy is a holding company and its assets consist primarily of investments in its subsidiaries. The Subordinated Debentures will be obligations exclusively of CMS Energy. CMS Energy's ability to service its indebtedness, including the Subordinated Debentures, is dependent primarily upon the earnings of its subsidiaries and the distribution or other payment of such earnings to CMS Energy in the form of dividends, loans or advances, and repayment of loans and advances from CMS Energy. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debentures or to make any funds available therefor, whether by dividends, loans or other payments.

    A substantial portion of the consolidated liabilities of CMS Energy have been incurred by its subsidiaries. Therefore, CMS Energy's rights and the rights of its creditors, including holders of Subordinated Debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that CMS Energy may itself be a creditor with recognized claims against the subsidiary (in which case the claims of CMS Energy would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by CMS Energy).

    The applicable prospectus supplement will set forth the following terms relating to the Subordinated Debentures: (1) the specific designation of the Subordinated Debentures; (2) any limit on the aggregate principal amount of the Subordinated Debentures; (3) the date or dates, if any (and whether fixed or extendible), on which the Subordinated Debentures will mature; (4) the rate or rates per annum (which may be fixed or variable) at which the Subordinated Debentures will bear interest, if any, the date or dates on which any such interest will be payable and the regular record dates for any interest payable on the Subordinated Debentures; (5) the place or places where the principal of and any interest on the Subordinated Debentures shall be payable and where such Subordinated Debentures may be surrendered for registration of transfer or exchange; (6) any provisions relating to the issuance of the Subordinated Debentures at an original issue discount; (7) the option, if any, of CMS Energy to redeem the Subordinated Debentures and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such Subordinated Debentures may be redeemed, in whole or in part, upon the exercise of such option; (8) the obligation, if any, of CMS Energy to redeem such Subordinated Debentures pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Subordinated Debentures will be redeemed, in whole or in part, pursuant to such obligation; (9) the obligation, if any, of CMS Energy to permit the conversion of the Subordinated Debentures into CMS Energy Common Stock, and the terms and conditions upon which such conversion shall be effected; (10) the denominations in which such Subordinated Debentures will be issued and whether the Subordinated Debentures will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Subordinated Debentures in bearer form and as to exchanges between registered and bearer form; (11) whether the Subordinated Debentures will be issuable in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global securities; (12) whether and under what circumstances CMS Energy will pay additional amounts with respect to the Subordinated Debentures to a nonUnited States Person (as defined in such prospectus supplement) on account of any tax, assessment or governmental charge withheld or deducted and, if so, whether CMS Energy will have the option to redeem such Subordinated Debentures rather than pay such additional amounts; and (13) any other terms of the Subordinated Debentures not inconsistent with the Subordinated Debt Indenture, including covenants and events of default relating solely to the Subordinated Debentures. Subordinated Debentures may be issued at a substantial discount from the stated principal amount thereof ("Original Issue Discount Securities"). United States federal income tax consequences and other special considerations applicable thereto or to other Subordinated Debentures offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the prospectus supplement relating thereto.

    CONCERNING THE TRUSTEE

    The Bank of New York, the Trustee under the Subordinated Debt Indenture, is one of a number of banks with which CMS Energy and its subsidiaries maintain ordinary banking relationships, including credit facilities.

    EXCHANGE AND TRANSFER

    Subordinated Debentures may be presented for exchange and registered Subordinated Debentures may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable prospectus supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Subordinated Debt Indenture. Subordinated Debentures in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery. (Section 2.8)

    PAYMENT

    Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and the premium and interest, if any, on all Subordinated Debentures in registered form will be made at the office or agency of the Subordinated Debt Trustee in the City of

New York, except that, at the option of CMS Energy, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 3.1 and 3.2) Unless otherwise indicated in the applicable prospectus supplement, payment of any interest due on Subordinated Debentures in registered form will be made to the Persons in whose name such Subordinated Debentures are registered at the close of business on the Record Date for such interest payments. (Section 2.3(f))

    EVENTS OF DEFAULT

    The occurrence of any of the following events with respect to the Subordinated Debentures of any series will constitute an "Event of Default" with respect to the Subordinated Debentures of such series: (a) default for 30 days in the payment of any interest on any of the Subordinated Debentures of such series (whether or not payment is prohibited by the subordination provisions of the Subordinated Debt Indenture); provided, however, that if CMS Energy is permitted by the terms of the Subordinated Debentures of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debentures; (b) default in the payment when due of any of the principal of or the premium, if any, on any of the Subordinated Debentures of such series, whether at maturity, upon redemption, acceleration or otherwise (whether or not payment is prohibited by the subordination provisions of the Subordinated Debt Indenture); provided, however, that if CMS Energy is permitted by the terms of the Subordinated Debentures of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which CMS Energy is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debentures; (c) failure by CMS Energy to deliver shares of CMS Energy Common Stock upon an appropriate election by holders of the Subordinated Debentures to convert such Subordinated Debentures; (d) default in the deposit or payment of any sinking fund or analogous payment in respect of any Subordinated Debentures of such series (whether or not payment is prohibited by the subordination provisions of the Subordinated Debt Indenture); (e) default for 60 days by CMS Energy in the observance or performance of any other covenant or agreement contained in the Subordinated Debt Indenture relating to the Subordinated Debentures of such series after written notice thereof as provided in the Subordinated Debt Indenture; (f) certain events of bankruptcy, insolvency or reorganization relating to CMS Energy; (g) entry of final judgments against CMS Energy or Consumers aggregating in excess of $25,000,000 which remain undischarged or unbonded for 60 days; (h) a default resulting in the acceleration of indebtedness of CMS Energy in excess of $25,000,000, which acceleration has not been rescinded or annulled within 10 days after written notice of such default as provided in the Subordinated Debt Indenture; or (i) the voluntary or involuntary dissolution, winding-up or termination of a Trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Preferred Securities in liquidation of such Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Trust Agreement of such Trust. Additional Events of Default may be prescribed for the benefit of the Holders of a particular series of Subordinated Debentures and will be described in the prospectus supplement relating to such Subordinated Debentures.
(Section 5.1)

    If an Event of Default on any series of Subordinated Debentures shall have occurred and be continuing, either the Subordinated Debt Trustee or the Holders of not less than 25% in aggregate principal amount of the Subordinated Debentures of such series then Outstanding may declare the principal of all Subordinated Debentures of such series and the interest, if any, accrued thereon to be due and payable immediately and, should the Subordinated Debenture Trustee or the holders of the Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have such right. (Section 5.1)

    Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Subordinated Debentures of all such affected series then Outstanding shall have been cured or waived as provided in the Subordinated Debt Indenture by the Holders of a majority in aggregate principal amount of the Subordinated Debentures of the affected series then Outstanding and, should the holders of the Subordinated Debentures fail to waive such defaults, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right. (Section 5.1)

    Reference is made to the prospectus supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

    The Subordinated Debt Indenture provides that the Subordinated Debt Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Debt Indenture at the request, order or direction of the Holders of the Subordinated Debentures, unless such Holders shall have offered to the Subordinated Debt Trustee reasonable indemnity. (Sections 6.1 and 6.2(d)) Subject to such provisions for indemnity and certain other limitations contained in the Subordinated Debt Indenture, the Holders of a majority in aggregate principal amount of the Subordinated Debentures of each affected series then Outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or exercising any trust or power conferred on the Subordinated Debt Trustee, with respect to the Subordinated Debentures of such affected series. (Sections 5.9 and 6.2)

    The Subordinated Debt Indenture provides that no Holder of Subordinated Debentures may institute any action against CMS Energy under the Subordinated Debt Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Subordinated Debt Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Subordinated Debentures of the affected series then Outstanding (voting as one class) shall have requested the Subordinated Debt Trustee to institute such action and shall have offered the Subordinated Debt Trustee reasonable indemnity, the Subordinated Debt Trustee shall not have instituted such action within 60 days of such request and the Subordinated Debt Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Subordinated Debentures of the affected series then Outstanding (voting as one class). (Sections 5.6, 5.7 and 5.9)

    The Subordinated Debt Indenture requires CMS Energy to furnish to the Subordinated Debt Trustee annually a statement as to CMS Energy's compliance with all conditions and covenants under the Subordinated Debt Indenture. (Section 4.3(d)) The Subordinated Debt Indenture provides that the Subordinated Debt Trustee may withhold notice to the Holders of the Subordinated Debentures of any series of any default affecting such series (except defaults as to payment of principal, premium or interest on the Subordinated Debentures of such series) if it considers such withholding to be in the interests of the Holders of the Subordinated Debentures of such series. (Section 5.11)

    SUBORDINATION

    The Subordinated Debt Indenture provides (and each Holder of Subordinated Debentures by acceptance thereof agrees) that the Subordinated Debentures will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein) of CMS Energy. (Section 12.1) No payment on account of principal of, premium, if any, or interest on the Subordinated Debentures and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debentures may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. In addition, the Subordinated Debt Indenture provides that upon the happening and during the continuation of any default in payment of the principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by CMS Energy with respect to the principal of, premium, if any, or interest on Subordinated Debentures or to acquire any Subordinated Debentures or on account of any sinking fund provisions applicable to Subordinated Debentures. CMS Energy shall give prompt written notice to the Subordinated Debt Trustee of any default in payment of principal of or interest on any Senior Indebtedness. (Section 12.2) The Subordinated Debt Indenture provisions described in this paragraph, however, do not prevent CMS Energy from making sinking fund payments in Subordinated Debentures acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, winding up, liquidation or reorganization of CMS Energy, whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise: (i) all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debentures are entitled to any payments whatsoever; and (ii) any payment or distribution of CMS Energy's assets of any kind or character, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debentures shall be paid or delivered directly to the Holders of such Senior Indebtedness (or their representative or trustee) in accordance with the priorities then existing among such Holders until all Senior Indebtedness shall have been paid in full before any payment or distribution is made to the Holders of Subordinated Debentures. (Section 12.3) In the event that notwithstanding such subordination provisions, any payment or distribution of assets of any kind or character is made on the Subordinated Debentures before all Senior Indebtedness is paid in full, the Subordinated Debt Trustee or the Holders of Subordinated Debentures receiving such payment will be required to pay over such payment or distribution to the Holders of such Senior Indebtedness. (Sections 12.2 and 12.3) Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Subordinated Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full. As a result of the subordination provisions, in the event of CMS Energy's insolvency, Holders of the Subordinated Debentures may recover ratably less than senior creditors of CMS Energy.

    "Senior Indebtedness" means the principal of and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy relating to CMS Energy whether or not such claim for post-petition interest is allowed in such proceeding) on the following, whether outstanding on the date of execution of the Subordinated Debt Indenture or thereafter incurred, created or assumed: (i) indebtedness of CMS Energy for money borrowed by CMS Energy (including purchase money obligations, except indebtedness to trade creditors or assumed by CMS Energy in the ordinary course of business in connection with the obtaining of goods, materials or services) or evidenced by debentures (other than the Subordinated Debentures), notes, bankers' acceptances or other corporate Subordinated Debentures or similar instruments issued by CMS Energy; (ii) all capital lease obligations of CMS Energy; (iii) obligations with respect to letters of credit; (iv) all indebtedness of others of the type referred to in the preceding clauses (i) and (iii) assumed by or guaranteed in any manner by CMS Energy or in effect guaranteed by CMS Energy; or (v) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii), (iii) and (iv) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debentures. (Section 12.1) The Subordinated Debt Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued.

    CERTAIN COVENANTS

    If Subordinated Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Preferred Securities by such Trust, CMS Energy will covenant that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of CMS Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu with or junior to the Subordinated Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) payments under the Guarantee, (c) purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of CMS Energy's capital stock or the exchange or conversion of one series or class of CMS Energy's capital stock for another series or class of CMS Energy's capital stock and (e) the purchase of fractional interests in shares of CMS Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which CMS Energy has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect of which CMS Energy shall not have taken reasonable steps to cure, (ii) CMS Energy shall be in default with respect to its payment of any obligations under the Guarantee or
(iii) CMS Energy shall have given notice of its selection of an Extension Period as provided in the Subordinated Debt Indenture with respect to the Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. CMS Energy will also covenant (i) for so long as Trust Preferred Securities are outstanding, not to convert the Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Trust Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successor which are permitted pursuant to the Subordinated Debt Indenture may succeed to CMS Energy's ownership of the Common Securities, (iii) not to voluntarily terminate, wind-up or liquidate such Trust, except (a) in connection with a distribution of the Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of such Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of CMS Energy Common Stock that would be required from time to time upon the conversion of all the Subordinated Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of CMS Energy Common Stock upon an election by the holders of the Trust Preferred Securities to convert such Trust Preferred Securities into CMS Energy Common Stock. (Section 3.5).

    As part of the Guarantee, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock or Subordinated Debentures.

    CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Subordinated Debt Indenture provides that CMS Energy may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other corporation if such corporation assumes the obligations of CMS Energy under the Subordinated Debentures and the Subordinated Debt Indenture and is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia. (Section 9.1).

    CONVERSION RIGHTS

    If the prospectus supplement provides, the Holders of Subordinated Debentures may convert the Subordinated Debentures into CMS Energy Common Stock, as defined herein (see "Description of Securities -- Common Stock"), at the option of the Holders at the principal amount thereof, or of such portion thereof, at any time during the period specified in the prospectus supplement, at the conversion price or conversion rate specified in the prospectus supplement; except that, with respect to any Subordinated Debentures (or portion thereof) called for redemption, such conversion right shall terminate at the close of business on the fifteenth day prior to the date fixed for redemption of such Subordinated Debentures, unless CMS Energy shall default in payment of the amount due upon redemption thereof.
(Section 13.2)

    The conversion privilege and conversion price or conversion rate will be adjusted in certain events, including if CMS Energy: (i) pays a dividend or makes a distribution in shares of CMS Energy Common Stock; (ii) subdivides its outstanding shares of CMS Energy Common Stock into a greater number of shares;
(iii) combines its outstanding shares of CMS Energy Common Stock into a smaller number of shares; (iv) pays a dividend or makes a distribution on its CMS Energy Common Stock other than in shares of its CMS Energy Common Stock; (v) issues by reclassification of its shares of CMS Energy Common Stock any shares of its capital stock; (vi) issues any rights or warrants to all holders of shares of its CMS Energy Common Stock entitling them (for a period expiring within 45 days, or such other period as may be specified in the prospectus supplement) to purchase shares of CMS Energy Common Stock (or Convertible Securities) at a price per share less than the Average Market Price per share for such CMS Energy Common Stock; and (vii) distributes to all holders of shares of its CMS Energy Common Stock any assets or Subordinated Debentures or any rights or warrants to purchase securities, provided that no adjustment shall be made under (vi) or
(vii) above if the adjusted conversion price would be higher than, or the adjusted conversion rate would be less than, the conversion price or conversion rate, as the case may be, in effect prior to such adjustment. (Sections 13.7, 13.8 and 13.9) CMS Energy may reduce the conversion price or increase the conversion rate, temporarily or otherwise, by any amount but in no event shall such adjusted conversion price or conversion rate result in shares of CMS Energy Common Stock being issuable upon conversion of the Subordinated Debentures if converted at the time of such adjustment at an effective conversion price per share less than the par value of the CMS Energy Common Stock at the time such adjustment is made. (Section 13.10) No adjustments in the conversion price or conversion rate need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the initial conversion price or conversion rate. Any adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment. (Section 13.13) The foregoing conversion provisions may be modified to the extent set forth in the prospectus supplement.

    MODIFICATION OF THE SUBORDINATED DEBT INDENTURE

    The Subordinated Debt Indenture permits CMS Energy and the Subordinated Debt Trustee to enter into supplemental indentures thereto without the consent of the Holders of the Subordinated Debentures to: (a) secure the Subordinated Debentures of one or more series; (b) evidence the assumption by a successor corporation of the obligations of CMS Energy under the Subordinated Debt Indenture and the Subordinated Debentures then Outstanding; (c) add covenants for the protection of the Holders of the Subordinated Debentures; (d) cure any ambiguity or correct any defect or inconsistency in the Subordinated Debt Indenture or to make such other provisions as CMS Energy deems necessary or desirable with respect to matters or questions arising under the Subordinated Debt Indenture, provided that no such action adversely affects the interests of any Holders of Subordinated Debentures; (e) establish the form and terms of any series of securities under the Subordinated Debt Indenture; and (f) evidence the acceptance of appointment by a successor Subordinated Debt Trustee. (Section 8.1)

    The Subordinated Debt Indenture also permits CMS Energy and the Subordinated Debt Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debentures of all series then Outstanding and affected (voting as one class), to enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Subordinated Debt Indenture or modify in any manner the rights of the Holders of the Subordinated Debentures of each such affected series; provided, however, that CMS Energy and the Subordinated Debt Trustee may not, without the consent of the Holder of each of the Subordinated Debentures then outstanding and affected thereby, enter into a supplemental indenture to: (a) change the time of payment of the principal (or any installment of principal) of any of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon (other than any permitted deferrals of the payments of interest), or reduce the amount payable on any Original Issue Discount Securities upon acceleration or provable in bankruptcy, or impair the right to institute suit for the enforcement of any payment on any of the Subordinated Debentures when due, or materially adversely affects the subordination provisions of the Subordinated Debt Indenture; or (b) reduce the percentage in principal amount of the Subordinated Debentures of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Subordinated Debt Indenture, provided that, so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Subordinated Debt Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Subordinated Debt Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding unless and until the principal of the Subordinated Debentures and all accrued and unpaid interest thereon has been paid in full. (Section 8.2)

    Prior to the acceleration of the maturity of any Subordinated Debentures, the Holders of a majority in aggregate principal amount of the Subordinated Debentures of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Subordinated Debentures waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Subordinated Debt Indenture or of any Subordinated Debentures which cannot be modified or amended without the consent of the Holder of each of the Subordinated Debentures affected. (Section 5.10)

    DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE

    The Subordinated Debt Indenture provides that, at the option of CMS Energy:
(a) CMS Energy will be discharged from any and all obligations in respect of the Subordinated Debentures of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Subordinated Debentures of such series, to replace stolen, lost or mutilated Subordinated Debentures of such series, to maintain paying agencies and to maintain the trust described below), or (b) CMS Energy need not comply with certain restrictive covenants of the Subordinated Debt Indenture (including those described under "Consolidation, Merger or Sale of Assets") if CMS Energy irrevocably deposits in trust with the Subordinated Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Subordinated Debentures of such series on the stated maturity of such Subordinated Debentures (which may include one or more redemption dates designated by CMS Energy) in accordance with the terms thereof. To exercise such option, CMS Energy is required, among other things, to deliver to the Subordinated Debt Trustee an opinion of independent counsel to the effect that the exercise of such option would not cause the Holders of the Subordinated Debentures of such series to recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (a) of the preceding sentence, such opinion is to be accompanied by a private letter ruling to the same effect received from the Internal Revenue Service, a revenue ruling to such effect pertaining to a comparable form of transaction published by the Internal Revenue Service or appropriate evidence that since the date of the Subordinated Debt Indenture there has been a change in the applicable Federal income tax law. (Section 10.1)

    In the event CMS Energy exercises its option to effect a covenant defeasance with respect to the Subordinated Debentures of any series as described in the preceding paragraph and the Subordinated Debentures of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Subordinated Debt Trustee would be insufficient to pay amounts due on the Subordinated Debentures of such series at the time of the acceleration resulting from such Event of Default, CMS Energy would remain liable for such amounts.

    CMS Energy may also obtain a discharge of the Subordinated Debt Indenture with respect to all Subordinated Debentures then Outstanding (except for certain obligations to register the transfer of or exchange such Subordinated Debentures to replace stolen, lost or mutilated Subordinated Debentures, to maintain paying agencies and to maintain the trust described below) by irrevocably depositing in trust with the Subordinated Debt Trustee money, and/or securities backed by the full faith and credit of the United States which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and premium, if any and interest on the Subordinated Debentures on the stated maturities thereof (including one or more redemption dates), provided that such Subordinated Debentures are by their terms due and payable, or are to be called for redemption, within one year. (Section 10.1)

    For United States Federal income tax purposes any deposit contemplated in the preceding paragraph would be treated as an exchange of the Subordinated Debentures outstanding for other property. Accordingly, holders of Subordinated Debentures outstanding may be required to recognize a gain or loss for United States Federal income tax purposes upon such exchange. In addition, such Holders thereafter may be required to recognize income from such property which could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

TRUST PREFERRED SECURITIES

    GENERAL

    Each Trust may issue, from time to time, Trust Preferred Securities having terms described in the prospectus supplement relating thereto. The Trust Agreement of each Trust will authorize the establishment of no more than one series of Trust Preferred Securities, having such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such rights or restrictions as shall be set forth therein or otherwise established by the Trust Trustees pursuant thereto. Reference is made to the prospectus supplement relating to the Trust Preferred Securities for specific terms, including: (i) the distinctive designation and the number of Trust Preferred Securities to be offered which will represent undivided beneficial interests in the assets of the Trust; (ii) the annual distribution rate and the dates or date upon which such distributions will be paid, provided, however distributions on the Trust Preferred Securities will be paid quarterly in arrears to holders of Trust Preferred Securities as of a record date on which the Trust Preferred Securities are outstanding; (iii) whether holders' can convert the Trust Preferred Securities into shares of CMS Energy Common Stock; (iv) whether distributions on Trust Preferred Securities would be deferred during any deferral of interest payments on the Subordinated Debentures, provided, however that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the Subordinated Debentures, and at the end of any such deferrals, CMS Energy shall make all interest payments then accrued or deferred and unpaid (including any compounded interest); (v) the amount of any liquidation preference; (vi) the obligation, if any, of the Trust to redeem Trust Preferred Securities through the exercise of CMS Energy of an option on the corresponding Subordinated Debenture and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which the Trust Preferred Securities shall be convertible or exchangeable at the option of the holder of the Trust Preferred Securities or other property or cash; (viii) the voting rights, if any, of the Trust Preferred Securities in addition to those required by law and in the Trust Agreement, or set forth under the Guarantee (as defined below); (ix) the additional payments, if any, which the Trust will pay as a distribution as necessary so that the net amounts reserved by the Trust and distributable to the holders of the Trust Preferred Securities, after all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) have been paid will not be less than the amount that would have been reserved and distributed by the Trust, and the amount the holders of the Trust Preferred Securities would have reserved, had no such taxes, duties, assessments or governmental charges been imposed; (x) the terms and conditions, if any, upon which the Subordinated Debentures may be distributed to holders of Trust Preferred Securities; and (xi) any other relative rights, powers, preferences, privileges, limitations or restrictions of the Trust Preferred Securities not inconsistent with the Trust Agreement or applicable law. All Trust Preferred Securities offered hereby will be irrevocably guaranteed by CMS Energy, on a subordinated basis and to the extent set forth below under "Description of The Guarantee." Any applicable federal income tax considerations applicable to any offering of the Trust Preferred Securities will be described in the prospectus supplement relating thereto. The aggregate number of Trust Preferred Securities which the Trust shall have authority to issue will be pursuant to the terms of the Trust Agreement.

    EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Trust Agreement, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Trust, and to invest the proceeds from such issuance and sale to acquire directly the Subordinated Debentures from CMS Energy.

    As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sums of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) CMS Energy shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Trust Agreement further provides that CMS Energy Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefore are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by CMS Energy as and to the extent set forth under "The Guarantee" below. If CMS Energy does not make interest payments on the Subordinated Debenture purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that CMS Energy has made a payment of interest or principal on the Subordinated Debenture held by the Trust as its sole asset. The Guarantee, when taken together with CMS Energy's obligations under the Subordinated Debenture and the Indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust securities), provide a full and unconditional guarantee of amounts on the Trust Preferred Securities.

    If CMS Energy fails to make interest or other payments on the Subordinated Debentures when due (taking account of any extension period), the Trust Agreement provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Property Trustee to enforce its rights under the Subordinated Debenture. If the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Trust Preferred Securities may institute a legal proceeding against CMS Energy to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under the Trust Agreement, and such event is attributable to the failure of CMS Energy to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Trust Preferred Securities may institute legal proceedings directly against CMS Energy to obtain payment. If CMS Energy fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

THE GUARANTEES

    Set forth below is a summary of information concerning the Trust Preferred Securities Guarantee (each, the "Guarantee") which will be executed and delivered by CMS Energy for the benefit of the holders, from time to time, of the Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York, an independent trustee, will act as indenture trustee under the Guarantee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

    GENERAL

    CMS Energy will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the redemption price with respect to any Trust Preferred Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the liquidation distribution, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities. CMS Energy's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts of CMS Energy to the holders of the Trust Preferred Securities or by causing the Trust to pay such amount to such holders.

    The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If CMS Energy does not make interest payments on the Subordinated Debentures held by the Trust, the Trust will not be able to pay distributions on the Trust Preferred Securities and will not have funds legally available therefor.

    CMS Energy has, through the Guarantee, the Trust Agreement, the Subordinated Debentures, the Subordinated Debt Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities.

    CMS Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Trust Agreement Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

    CERTAIN COVENANTS OF CMS ENERGY

    CMS Energy will covenant in the Guarantee that if and so long as (i) the Trust is the holder of all the Subordinated Debentures, (ii) a Tax Event in respect of the Trust has occurred and is continuing and (iii) CMS Energy has elected, and has not revoked such election, to pay Additional Sums in respect of the Trust Preferred Securities and Common Securities, CMS Energy will pay to the Trust such Additional Sums. CMS Energy will also covenant that it will not, and it will not cause any of its subsidiaries to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of CMS Energy's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of CMS Energy that rank pari passu with or junior to the Subordinated Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by CMS Energy where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the Guarantee, (c) purchases of CMS Energy Common Stock related to the issuance of CMS Energy Common Stock under any of CMS Energy's benefit plans for its directors, officers or employees, (d) as a result of a reclassification of CMS Energy's capital stock or the exchange or conversion of one series or class of CMS Energy's capital stock for another series or class of CMS Energy's capital stock and (e) the purchase of fractional interests in shares of CMS Energy's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which CMS Energy has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Subordinated Debenture Event of Default and (b) in respect of which CMS Energy shall not have taken reasonable steps to cure, (ii) CMS Energy shall be in default with respect to its payment of any obligations under the Guarantee or (iii) CMS Energy shall have given notice of its selection of an Extension Period as provided in the Subordinated Debt Indenture with respect to the Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. CMS Energy also will covenant to (i) for so long as Trust Preferred Securities are outstanding, not convert Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Trust Preferred Securities, (ii) maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Subordinated Debt Indenture may succeed to CMS Energy's ownership of the Common Securities, (iii) not voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of the Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) maintain the reservation for issuance of the number of shares of CMS Energy Common Stock that would be required from time to time upon the conversion of all the Subordinated Debentures then outstanding, (v) use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) deliver shares of CMS Energy Common Stock upon an election by the holders of the Trust Preferred Securities to convert such Trust Preferred Securities into CMS Energy Common Stock.

    As part of the Guarantee, CMS Energy will agree that it will honor all obligations described therein relating to the conversion or exchange of the Trust Preferred Securities into or for CMS Energy Common Stock or Subordinated Debentures.

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of such outstanding Trust Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of CMS Energy and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

    TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust, upon the distribution, if any, of CMS Energy Common Stock to the holders of Trust Preferred Securities in respect of the conversion of all such holders' Trust Preferred Securities into CMS Energy Common Stock or upon distribution of the Subordinated Debentures to the holders of the Trust Preferred Securities in exchange for all of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or the Guarantee.

    EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of CMS Energy to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Trust Preferred Securities may institute a legal proceeding directly against CMS Energy to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. In addition, any record holder of Trust Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against CMS Energy to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. CMS Energy has waived any right or remedy to require that any action be brought just against the Trust, or any other person or entity before proceeding directly against CMS Energy.

    CMS Energy, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not CMS Energy is in compliance with all the conditions and covenants applicable to it under the Guarantee.

    STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of CMS Energy and will rank subordinate and junior in right of payment to all other liabilities of CMS Energy and will rank pari passu with any guarantee now or hereafter entered into by CMS Energy in respect of any preferred or preference stock of any affiliate of CMS Energy.

    The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by CMS Energy or any of its subsidiaries.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

    CMS Energy may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from CMS Energy, and CMS Energy to sell to the holders, a specified number of shares of CMS Energy Common Stock at a future date or dates. The price per share of CMS Energy Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Subordinated Debentures, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require CMS Energy to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

    The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                                 LEGAL OPINIONS

    Opinions as to the legality of certain of the Offered Securities will be rendered for CMS Energy by Michael D. Van Hemert, Esq., Assistant General Counsel for CMS Energy. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trusts. Certain United States Federal income taxation matters may be passed upon for CMS Energy and the Trust by either Theodore J. Vogel, tax counsel for CMS Energy or by special tax counsel to CMS Energy and of the Trust, who will be named in the prospectus supplement. Certain legal matters with respect to Offered Securities will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

                                     EXPERTS

    The consolidated financial statements and schedule of CMS Energy as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    With respect to the unaudited interim consolidated financial information for the periods ended March 31, 1998 and 1997, June 30, 1998 and 1997, and September 30, 1998 and 1997, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they did not express an opinion on that interim consolidated financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of
Section 11 of the Securities Act, for their reports on the unaudited interim consolidated financial information because those reports are not a "report" or "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    Future consolidated financial statements of CMS Energy and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent that said firm has audited said consolidated financial statements and consented to the use of their reports thereon.


                              PLAN OF DISTRIBUTION

    CMS Energy and/or the Trusts may sell the Offered Securities: (i) through the solicitation of proposals of underwriters or dealers to purchase the Offered Securities; (ii) through underwriters or dealers on a negotiated basis; (iii) directly to a limited number of purchasers or to a single purchaser; or (iv) through agents. The prospectus supplement with respect to any Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to CMS Energy and/or the Trust from such sale; any underwriting discounts and commissions and other items constituting underwriters' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

    If dealers are utilized in the sale of Offered Securities, CMS Energy and/or the Trusts will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

    The Offered Securities may be sold directly by CMS Energy and/or the Trusts or through agents designated by CMS Energy and/or the Trusts from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this prospectus is delivered will be named, and any commissions payable by CMS Energy and/or the Trusts to such agent will be set forth, in the prospectus supplement relating thereto. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    The Offered Securities may be sold directly by CMS Energy and/or the Trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

      The CMS Energy Common Stock and the Class G Common Stock may be offered other than through the facilities of a national securities exchange and other than to or through a market marker other than on an exchange.

    Agents, dealers and underwriters may be entitled under agreements with CMS Energy and/or the Trust to indemnification by CMS Energy and/or the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for CMS Energy and/or the Trust in the ordinary course of business.

      The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for CMS Energy and/or the Trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with CMS Energy and/or the Trusts to indemnification or contribution by CMS Energy and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for CMS Energy and its subsidiaries in the ordinary course of business.

    The Offered Securities may or may not be listed on a national securities exchange. Reference is made to the prospectus supplement with regard to such matter. No assurance can be given that there will be a market for any of the Offered Securities.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.




                                                                         AMOUNT
                                                                         ------
             Filing fee-- Securities and Exchange Commission.........   $417,000
             *Listing on New York Stock Exchange.....................     75,000
             *Trustees expenses......................................     18,000
             *Printing and Engraving.................................    200,000
             *Services of counsel....................................     50,000
             *Services of independent public accountants, Arthur
              Andersen LLP...........................................     25,000
             *Rating Agency Fees, Collateral Agent's and Purchase....    100,000
             Contract Agent's Fees ..................................

             *Blue Sky fees and expenses.............................     20,000
             *Miscellaneous..........................................     18,000
                                                                         -------
                  Total..............................................   $910,000
                                                                        ========

----------

*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of CMS Energy's Articles of Incorporation provides:

A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except (I) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551 (I) of the Michigan Business Corporation Act, and (iv) any action from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of CMS Energy's Articles of Incorporation provides:

Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or thereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business Corporation Act provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

Officers and directors and Administrative Trustees of the Trust are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors of officers or another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act cited above.

The Trust Agreement of the Trust provides that to the fullest extent permitted by applicable law, the Trust shall indemnify and hold harmless each of the Trustees, any Affiliate of the Trustees, any officer, director, shareholder, employee, representative or agent of any Trustee and any employee or agent of the Trust or its Affiliates (each a "Indemnified Person"), from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

ITEM 16. EXHIBITS.


                 EXHIBIT NO.                 DESCRIPTION
                 -----------                 -----------
                  (1)(a)        --  Form of Underwriting Agreement with respect
                                    to the Offered Securities (other than the Trust Preferred Securities).

                  (1)(b)        --  Form of Underwriting Agreement with respect
                                    to the Trust Preferred Securities.

                 *(4)(a)        --  Indenture dated as of September 15, 1992
                                    between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                    S-3 Registration Statement filed May 1,
                                    1992, File No. 33-47629, as Exhibit (4)(a).)

                                    First Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit
                                    (4).)

                                    Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                    Third Supplemental Indenture dated as of May
                                    6, 1997 between CMS Energy Corporation and
                                    NBD Bank, as Trustee. (Designated in CMS
                                    Energy's Form 10-Q for the quarter ended
                                    March 31, 1997, File No. 1-9513, as Exhibit
                                    (4).)

                                    Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 333-37241, as Exhibit
                                    (4)(a).)

                                    Fifth Supplemental Indenture dated as of November 4, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)

                                    Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit (4)(a)).)

                 *(4)(b)        --  Indenture dated as of January 15, 1994
                                    between CMS Energy and The Chase Manhattan
                                    Bank, as Trustee. (Designated in CMS
                                    Energy's Form 8-K dated March 29, 1994, File
                                    No. 1-9513, as Exhibit (4)(a).)

                                    First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and the Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit
                                    (4)(b).)

                                    Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

                                    Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                                    Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit
                                    (4)(d).)

                 *(4)(c)        --  Credit Agreement dated as of November 21,
                                    1995, among CMS Energy Corporation, the
                                    Banks, the Co-Agents, the Documentation
                                    Agent, the Operational Agent and the
                                    Co-Managers, all as defined therein, and the Exhibits thereto. (Designated in CMS
                                    Energy's Form S-4 Registration Statement filed January 12, 1996, File No. 33-60007, as Exhibit 4(ii).)

                 *(4)(d)        --  Term Loan Agreement dated as of November 21,
                                    1995, among CMS Energy Corporation, the
                                    Banks, the Co-Agents, the Documentation
                                    Agent, the Operational Agent and the
                                    Co-Managers, all as defined therein, and the Exhibits thereto. (Designated in CMS
                                    Energy's Form S-4 Registration Statement filed January 12, 1996, File No. 33-60007, as Exhibit 4(ii)(A).)

                 *(4)(e)        --  Subordinated Debt Indenture between CMS
                                    Energy and The Bank of New York, as Trustee.
                                    (Designated in CMS Energy's Form 8-K dated
                                    June 1, 1997, File No.
                                    1-9513, as Exhibit (4)(a).)

                                    First Supplemental Indenture between CMS
                                    Energy and the Bank of New York, as Trustee.
                                    (Designated in CMS Energy's Form 8-K dated
                                    July 1, 1997, File No.
                                    1-9513, as Exhibit (4)(b).)

                 *(4)(f)        --  Form of Supplemental Indenture to be used
                                    with the Subordinated Debentures issued in connection with the Trust Preferred
                                    Securities. (Designated in CMS Energy's
                                    Amendment No. 1 to Form S-3 Registration
                                    Statement filed June 13, 1997, File No.
                                    333-27849, as Exhibit (4)(f).)

                 *(4)(g)        --  Certificate of Trust of CMS Energy Trust II.
                                    (Designated in CMS Energy's Amendment No. 1 to Form S-3 Registration Statement filed
                                    June 13, 1997, File No. 333-27849, as
                                    Exhibit (4)(h).)

                 *(4)(h)        --  Form of Amended and Restated Trust Agreement
                                    of CMS Energy Trust II. (Designated in CMS
                                    Energy's Amendment No. 1 to Form S-3
                                    Registration Statement filed June 13, 1997,
                                    File No. 333-27849, as Exhibit (4)(i).)

                  (4)(i)        --  Certificate of Trust of CMS Energy Trust
                                    III.

                  (4)(j)        --  Form of Amended and Restated Trust Agreement
                                    of CMS Energy Trust III.

                 *(4)(k)        --  Restated Articles of Incorporation of CMS
                                    Energy. (Designated in CMS Energy's Form S-4 dated June 6, 1995, File No. 33-60007, as
                                    Exhibit 3(c).)

                 *(4)(l)        --  By-Laws of CMS Energy. (Designated in CMS
                                    Energy's Form 10-K for the year ended
                                    December 31, 1994, File No. 1-9513, as
                                    Exhibit 3(c).)

                 *(4)(m)        --  Form of Subordinated Debenture (included in
                                    (4)(f).)

                 *(4)(n)        --  Form of Trust Preferred Security (included
                                    in (4)(h).)

                 *(4)(o)        --  Form of Trust Preferred Securities
                                    Guarantee Agreement of CMS Energy Trust II.
                                    (Designated in CMS Energy's Amendment No. 1 to Form S-3 Registration Statement filed
                                    June 13, 1997, File No. 333-27849, as
                                    Exhibit (4)(n).)

                  (4)(p)        --  Form of Trust Preferred Securities Guarantee
                                    Agreement of CMS Energy Trust III.

                 *(4)(q)        --  Form of Purchase Contract Agreement between
                                    CMS Energy and the Purchase Contract Agent
                                    (including as Exhibit A the form of the
                                    Security Certificate).

                  (5)(a)        --  Opinion of Michael D. Van Hemert, Assistant
                                    General Counsel for CMS Energy.

                  (5)(b)        --  Opinion of Skadden, Arps, Slate, Meagher &
                                    Flom LLP regarding the legality of the Trust
                                    Preferred Securities.

                  (12)          --  Statement re computation of ratios of
                                    earnings to fixed charges and ratios of
                                    earnings to fixed charges and preferred
                                    stock dividends.

                  (15)(a)        -  Letter of Arthur Andersen LLP re: CMS Energy
                                    unaudited interim financial information
                                    for the period ended March 31, 1998.

                  (15(b)         -  Letter of Arthur Andersen LLP re: CMS Energy
                                    unaudited interim financial information for the periods ended June 30, and September 30, 1998.

                  (23)(a)       --  Consent of Michael D. Van Hemert, Assistant
                                    General for CMS Energy (included in Exhibit
                                    (5)(a) above).

                  (23)(b)       --  Consent of Skadden, Arps, Slate, Meagher &
                                    Flom LLP (included in Exhibit (5)(b) above).

                  (23)(c)       --  Consent of Arthur Andersen LLP.

                  (24)          --  Powers of Attorney.

                  (25)(a)       --  Statement of Eligibility and Qualification
                                    of The Bank of New York (Trustee under the
                                    Subordinated Debt Indenture).

                  (25)(b)       --  Statement of Eligibility of Property Trustee
                                    of CMS Energy Trust II.

                  (25)(c)       --  Statement of Eligibility of the Trust
                                    Preferred Security Guarantee Trustee of CMS
                                    Energy Trust II.

                  (25)(d)       --  Statement of Eligibility of Property Trustee
                                    of CMS Energy Trust III.

                  (25)(e)       --  Statement of Eligibility of the Trust
                                    Preferred Security Guarantee Trustee of CMS
                                    Energy Trust III.

----------

*Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

ITEM 17. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that as claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and be governed by the final adjudication of such issue.

        (6) That (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, and State of Michigan, on the 15th day of December, 1998.

                                        CMS ENERGY CORPORATION


                                        By:/s/ Alan M. Wright
                                           -----------------------------------
                                           Alan M. Wright
                                           Senior Vice President and
                                             Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 15th day of December, 1998.



    Name                                                          Title
    ----                                                          -----
  (i) Principal executive officer


      /s/ William T. McCormick, Jr.
      -----------------------------------              Chairman   of  the  Board, Chief
      William T. McCormick, Jr.                        Executive Officer and Director

 (ii) Principal financial officer:


      /s/ Alan M. Wright
      -----------------------------------              Senior Vice President and
      Alan M. Wright                                   Chief Financial Officer

(iii) Controller or principal accounting officer

      /s/ Preston D. Hopper
      -----------------------------------              Senior Vice President, Controller and
      Preston D. Hopper                                Chief Accounting Officer


                    *                                  Director
      -----------------------------------
      (John M. Deutch)


                    *
      -----------------------------------
      (James J. Duderstadt)                            Director


                    *
      -----------------------------------
      (Kathleen R. Flaherty)                           Director

                    *
      -----------------------------------
      (Victor J. Fryling)                              Director




                    *
      -----------------------------------
      (Earl D. Holton)                                 Director


                    *
      -----------------------------------
      (William U. Parfet)                              Director


                    *
      -----------------------------------
      (Percy A. Pierre)                                Director


                    *
      -----------------------------------
      (Kenneth L. Way)                                 Director


                    *
      -----------------------------------
      (Kenneth Whipple)                                Director


                    *
      -----------------------------------
      (John B. Yasinsky)                               Director


*By:  Alan M. Wright
    -------------------------------------
      Alan M. Wright
      Attorney in-fact


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 15th day of December, 1998.

                                         CMS ENERGY TRUST II

                                         By:     /s/ Alan M. Wright
                                            ------------------------------------
                                                   Alan M. Wright, Trustee

                                         By:     /s/ Thomas A. Mc Nish
                                            ------------------------------------
                                                   Thomas A. Mc Nish, Trustee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the 15th day of December, 1998.

                                         CMS ENERGY TRUST III

                                         By:     /s/ Alan M. Wright
                                            ------------------------------------
                                                   Alan M. Wright, Trustee

                                         By:     /s/ Thomas A. Mc Nish
                                            ------------------------------------
                                                   Thomas A. Mc Nish, Trustee

                                              EXHIBIT INDEX

                 Exhibit No.                 Description
                 -----------                 -----------
                 (1)(a)        --   Form of Underwriting  Agreement with respect
                                    to the Offered Securities (other than the Trust Preferred Securities).

                  (1)(b)        --  Form of Underwriting Agreement with respect
                                    to the Trust Preferred Securities.

                 *(4)(a)        --  Indenture dated as of September 15, 1992
                                    between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form
                                    S-3 Registration Statement filed May 1,
                                    1992, File No. 33-47629, as Exhibit (4)(a).)

                                    First Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit
                                    (4).)

                                    Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit 4(a).)

                                    Third Supplemental Indenture dated as of May
                                    6, 1997 between CMS Energy Corporation and
                                    NBD Bank, as Trustee. (Designated in CMS
                                    Energy's Form 10-Q for the quarter ended
                                    March 31, 1997, File No. 1-9513, as Exhibit
                                    (4).)

                                    Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed October 6, 1997, File No. 333-37241, as Exhibit
                                    (4)(a).)

                                    Fifth Supplemental Indenture dated as of November 4, 1997 between CMS Energy Corporation and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)

                                    Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy Corporation and NBD Bank, as Trustee (Designated in CMS Energy's Form 10-K for the year ended December 31, 1997, File No. 1-9513, as Exhibit (4)(a)).)

                 *(4)(b)        --  Indenture dated as of January 15, 1994
                                    between CMS Energy and The Chase Manhattan
                                    Bank, as Trustee. (Designated in CMS
                                    Energy's Form 8-K dated March 29, 1994, File
                                    No. 1-9513, as Exhibit (4)(a).)

                                    First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and the Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit
                                    (4)(b).)

                                    Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit (4).)

                                    Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                                    Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy Corporation and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed September 22, 1997, File No. 333-36115, as Exhibit
                                    (4)(d).)

                 *(4)(c)        --  Credit Agreement dated as of November 21,
                                    1995, among CMS Energy Corporation, the
                                    Banks, the Co-Agents, the Documentation
                                    Agent, the Operational Agent and the
                                    Co-Managers, all as defined therein, and the Exhibits thereto. (Designated in CMS
                                    Energy's Form S-4 Registration Statement filed January 12, 1996, File No. 33-60007, as Exhibit 4(ii).)

                 *(4)(d)        --  Term Loan Agreement dated as of November 21,
                                    1995, among CMS Energy Corporation, the
                                    Banks, the Co-Agents, the Documentation
                                    Agent, the Operational Agent and the
                                    Co-Managers, all as defined therein, and the Exhibits thereto. (Designated in CMS
                                    Energy's Form S-4 Registration Statement filed January 12, 1996, File No. 33-60007, as Exhibit 4(ii)(A).)

                 *(4)(e)        --  Subordinated Debt Indenture between CMS
                                    Energy and The Bank of New York, as Trustee.
                                    (Designated in CMS Energy's Form 8-K dated
                                    June 1, 1997, File No.
                                    1-9513, as Exhibit (4)(a).)

                                    First Supplemental Indenture between CMS
                                    Energy and the Bank of New York, as Trustee.
                                    (Designated in CMS Energy's Form 8-K dated
                                    July 1, 1997, File No.
                                    1-9513, as Exhibit (4)(b).)

                 *(4)(f)        --  Form of Supplemental Indenture to be used
                                    with the Subordinated Debentures issued in connection with the Trust Preferred
                                    Securities. (Designated in CMS Energy's
                                    Amendment No. 1 to Form S-3 Registration
                                    Statement filed June 13, 1997, File No.
                                    333-27849, as Exhibit (4)(f).)

                 *(4)(g)        --  Certificate of Trust of CMS Energy Trust II.
                                    (Designated in CMS Energy's Amendment No. 1 to Form S-3 Registration Statement filed
                                    June 13, 1997, File No. 333-27849, as
                                    Exhibit (4)(h).)

                 *(4)(h)        --  Form of Amended and Restated Trust Agreement
                                    of CMS Energy Trust II. (Designated in CMS
                                    Energy's Amendment No. 1 to Form S-3
                                    Registration Statement filed June 13, 1997,
                                    File No. 333-27849, as Exhibit (4)(i).)

                  (4)(i)        --  Certificate of Trust of CMS Energy Trust
                                    III.

                  (4)(j)        --  Form of Amended and Restated Trust Agreement
                                    of CMS Energy Trust III.

                 *(4)(k)        --  Restated Articles of Incorporation of CMS
                                    Energy. (Designated in CMS Energy's Form S-4 dated June 6, 1995, File No. 33-60007, as
                                    Exhibit 3(c).)

                 *(4)(l)        --  By-Laws of CMS Energy. (Designated in CMS
                                    Energy's Form 10-K for the year ended
                                    December 31, 1994, File No. 1-9513, as
                                    Exhibit 3(c).)

                 *(4)(m)        --  Form of Subordinated Debenture (included in
                                    (4)(f).)

                 *(4)(n)        --  Form of Trust Preferred Security (included
                                    in (4)(h).)

                 *(4)(o)        --  Form of Trust Preferred Securities Guarantee
                                    Agreement of CMS Energy Trust II.
                                    (Designated in CMS Energy's Amendment No. 1 to Form S-3 Registration Statement filed
                                    June 13, 1997, File No. 333-27849, as
                                    Exhibit (4)(n).)

                 (4)(p)         --  Form of Trust Preferred Securities Guarantee
                                    Agreement of CMS Energy Trust III

                 *(4)(q)        --  Form of Purchase Contract Agreement between
                                    CMS Energy and the Purchase Contract Agent
                                    (including as Exhibit A the form of the
                                    Security Certificate).

                  (5)(a)        --  Opinion of Michael D. Van Hemert, Assistant
                                    General Counsel for CMS Energy.

                  (5)(b)        --  Opinion of Skadden, Arps, Slate, Meagher &
                                    Flom LLP regarding the legality of the Trust
                                    Preferred Securities.

                  (12)          --  Statement re computation of ratios of
                                    earnings to fixed charges and ratios of
                                    earnings to fixed charges and preferred
                                    stock dividends.

                  (15)(a)        -  Letter of Arthur Andersen LLP re: CMS Energy
                                    unaudited interim financial - information for the period ended March 31, 1998.


                  (15(b) Letter of Arthur Andersen LLP re: CMS Energy unaudited interim financial information for the periods ended June 30, and September 30, 1998.

                  (23)(a)       --  Consent of Michael D. Van Hemert, Assistant
                                    General for CMS Energy (included in Exhibit
                                    (5)(a) above).

                  (23)(b)       --  Consent of Skadden, Arps, Slate, Meagher &
                                    Flom LLP (included in Exhibit (5)(b) above).

                  (23)(c)       --  Consent of Arthur Andersen LLP.

                  (24)          --  Powers of Attorney.

                  (25)(a)       --  Statement of Eligibility and Qualification
                                    of The Bank of New York (Trustee under the
                                    Subordinated Debt Indenture).

                  (25)(b)       --  Statement of Eligibility of Property Trustee
                                    of CMS Energy Trust II.

                  (25)(c)       --  Statement of Eligibility of the Trust
                                    Preferred Security Guarantee Trustee of CMS
                                    Energy Trust II.

                  (25)(d)       --  Statement of Eligibility of Property Trustee
                                    of CMS Energy Trust III.

                  (25)(e)       --  Statement of Eligibility of the Trust
                                    Preferred Security Guarantee Trustee of CMS
                                    Energy Trust III.




----------

*Previously filed

    Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.